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                                                                   EXHIBIT 23.01

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72192, 333-58510, 333-55828, 333-54886,
333-48582, 333-46252, 333-84545, 333-89170 and 333-89172) and on Form S-3 (Nos.
333-72746, 333-61410, and 333-80419) of Homestore, Inc. of our reports dated March 25, 2003, relating to the financial statements and financial statement schedule of Homestore, Inc. which appear in this Annual Report on Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP


Century City, California

March 25, 2003